UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2007 (November 15, 2006)
ALTUS PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Sidney Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 299-2900
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1 Manufacturing and Supply Agreement dated November 15, 2006

Item 1.01. Entry into a Material Definitive Agreement.
     On November 16, 2006, Altus Pharmaceuticals Inc. (“Altus”) and Lonza Ltd. (“Lonza”) entered into a Manufacturing and Supply Agreement (the “Manufacturing and Supply Agreement”) with respect to ALTU-135, Altus’ orally administered enzyme replacement therapy in development for patients with pancreatic insufficiency. On November 21, 2006, Altus filed a Current Report on Form 8-K announcing the execution of the Manufacturing and Supply Agreement.
     This Current Report on Form 8-K is filed for the sole purpose of filing the Manufacturing and Supply Agreement as an exhibit to this Current Report on Form 8-K. A copy of the Manufacturing and Supply Agreement, as redacted in accordance with a request for confidential treatment, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The foregoing description of the Manufacturing and Supply Agreement is qualified in its entirety by reference to the full text of the Manufacturing and Supply Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) The following exhibits are furnished with this report:

Exhibit Number	Description
10.1	Manufacturing and Supply Agreement dated November 15, 2006 by and between Altus Pharmaceuticals Inc. and Lonza Ltd.*

*	Portions omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS PHARMACEUTICALS INC.
By:	/s/ Jonathan I. Lieber
Jonathan I. Lieber
Vice President, Chief Financial Officer and Treasurer

Date: February 6, 2007

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